Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999, 333-109010, 333-131255, 333-124681, 333-123444, 333-117078, and 333-138513), Form S-4 (333-129279) and on Forms S-8 (Nos. 333-52957, 333-28427, 333-131171, 333-125311, 333-123446 and 333-14243) of Brandywine Realty Trust of our report dated February 28, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2007

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